EXHIBIT 10.1

ADDENDUM NO. 2

BETWEEN :

COMPLEXE RUE UNIVERSITE S.E.C., limited partnership, having its head office at 8000 boulevard Langelier, Montreal (Quebec) Canada, H1P 3K2 herein acting and represented by Joseph Marcone, Vice-President – Real Estate Management and Lucie Ducharme, Executive Vice-President, duly authorized for the purpose hereof as they so declared ;

Hereinafter referred to as the « Landlord »

AND :

PC MALL CANADA INC., a Canadian corporation having its head office at 1100, University, 2nd floor, Montreal, (Quebec) Canada, herein acting and represented by Kristin M. Rogers, President, duly authorized for the purpose hereof as he so declared ;

Hereinafter referred to as the « Tenant »

AND:

PC MALL INC., a US corporation having his its head office at Torrance, CA, USA, herein acting and represented by Brandon La Verne, interim CFO, duly authorized for the purpose hereof as he so declared ;

« Hereinafter referred to as the « Guarantor »

PREAMBLE

WHEREAS PC MALL CANADA INC. is presently the Tenant and occupies the 2nd floor of the property situated at 1100 University Street, Montreal, in virtue of a lease entering between the Tenant and CANAPREV INC. (previous landlord of the property) dated June 11th 2003 ;

WHEREAS PC MALL CANADA INC. offered to lease from the Landlord the 3rd floor of the hereinabove mentioned property, in virtue of an Offer to lease dated December 23rd, 2003 and accepted by the Landlord on December 31st, 2003 (hereinafter referred to as the "Offer to Lease");

WHEREAS the parties agree to modify the Lease Agreement entered into on 11th of June 2003 as to refer to as the Lease to include the terms and conditions of the Offer to Lease ;

WHEREAS on January 20th, 2004, the parties to the present have signed an Addendum to the Lease Agreement (hereinafter referred to as the “Addendum No. 1);

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WHEREAS, in virtue of the terms of Article 26.3 of the Lease, the Tenant had reserved his right to exercise a right of first refusal on the 3rd floor of the property ;

WHEREAS, in virtue of the terms of Article 23.1 of the Lease, the parties agreed that the terms of the Lease could be modified with a written consent of both parties ;

WHEREAS the parties agree to extend the term of the Lease for a period of eight (8) years;

AGREEMENT

1.	The preamble shall form into a part of the present agreement.

2.	The parties agree to modify the terms of the Lease dated June 11th 2003 and amended on January 26th, 2004 as follows:

3.	Article 2.1 “Term of Lease” shall be amended as follows:

The term of the Lease shall be a period of eight (8) years and six (6) months (the Term), commencing on July 1st, 2008 and terminating on December 31st, 2016 (the Expiration of the Term") unless sooner terminated in accordance with the provisions of the Lease.

The first paragraph of Article 2.2 “Option to Renew” shall be amended as follows:

Provided that the Tenant has respected each and all of its Lease Obligations, it will have the option to renew this Lease for one (1) additional period of five (5) years starting January 1st, 2017 under the same Terms and Conditions as those contained in this Lease, excepting that there shall be no improvements to be executed by the Landlord and that the Rental shall be as follows:

•	for the period commencing January 1st, 2017 and terminating December 31st, 2018, the same minimum rent as the previous term, being fourteen dollars ($14.00) per square foot of Gross Leasable Area; and

•

for the period commencing January 1st, 2019 and terminating December 31st, 2021,, the annual Base Rental shall not exceed the amount of the last annual Base Rental increased annually according to the percentage increase in the Consumer Price Index of Canada (Montreal Region), or its replacement as it is

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published from time to time but not to exceed ten per cent (10%) cumulative increase ($15.25).

4.	Article 3.1 “Minimum Rent” shall be amended as follows:

Throughout the term, the Tenant shall pay to the Landlord, without any deduction, set-off, reduction or abatement of any nature whatsoever, a minimum rent of:

For the period commencing July 1st, 2008 and terminating June 30th, 2013:

The Tenant shall pay an annual rent ("Minimum Rent") of five hundred and eighty-six thousand six hundred and sixty-four dollars ($586,664.00), calculated at thirteen ($13.00) per square foot of Gross Leasable Area payable in advance in equal and consecutive monthly payments of forty-eight thousand eight hundred and eighty-eight dollars and sixty-seven cents ($48,888.67) each, plus applicable taxes, on the first day of each month; and

For the period commencing July 1st, 2013 and terminating December 31st, 2016:

The Tenant shall pay an annual rent ("Minimum Rent") of six hundred and thirty-one thousand seven hundred and ninety-two dollars ($631,792.00), calculated at fourteen ($14.00) per square foot of Gross Leasable Area payable in advance in equal and consecutive monthly payments of fifty-two thousand six hundred and forty-nine dollars and thirty-three cents ($52,649.33) each, plus applicable taxes, on the first day of each month.

5.	Article 5.1.5 “Parking” shall be amended as follows:

•

The Tenant shall be provided with one (1) parking space in the Building’s parking garage at the rate charged for such parking within the Building from time to time. The rental for the parking space shall be payable by the Tenant to the Landlord, in advance, on the first day of each month;

•

In addition, the Landlord shall undertake to use his “best efforts” to secure seven (7) non-reserved parking stalls in the adjacent Central Station parking. Should these parking stalls be secured, the Tenant shall undertake to make arrangements and pay directly the Central Station parking operator the rental of these stalls.

6.	Article 13.1 “Signs and Advertising – Consent of Landlord” shall be amended as follows:

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Exterior Signage

The Tenant shall have the right, at its sole expenses and provided it meets the city approval, to install and maintain its corporate signage on the building, for the duration of the term, and any extension thereof. The signage shall be easily visible from the René-Lévesque Boulevard and University Avenue.

The final location of such signs shall be as follows:

Sign 1:	On the East facade of the building (University side), at the south end (Near Belmont) at a height comparable to the existing Essor sign, and
Sign 2:	on the black metal siding over the marquise of the short facade length of the building facing West (on Rene-Levesque);

Failing city approval on any or all of these locations, alternative locations should be selected subject to the mutual agreement of the Landlord and the Tenant, acting reasonably.

7.	Article 18.1.2 shall be amended as follows:

COMPLEXE RUE UNIVERSITÉ S.E.C.

8000 Langelier, Suite 808

St. Leonard (Quebec)

H1P 3K2

Attention: Vice-President, Real Estate Management

8.	Option to Terminate or Surrender

The Tenant shall have the right to terminate its Lease or surrender one (1) full floor on the 30th of June 2013, by giving the Landlord a written notice to that effect no later than December 31st, 2012. Should PC Mall exercise its option to cancel, PC Mall will pay a penalty of two (2) months minimum rent as well as the unamortized portion of the commissions and works performed by the Landlord according to this Addendum No. 2. The right is personal to PC Mall Canada Inc.

9.	Right of First Refusal

Provided that the Tenant be not in default of its obligations under the Lease and subject to prior rights granted to other tenants in the Building, the Landlord hereby grants to the Tenant during the duration of the initial Lease Term, a right of first refusal to Lease all contiguous space that becomes available for lease.

In the event the Landlord receives a third party bona fide offer to lease (the ‘’Offer’’) during the initial Lease Term for premises adjacent to the Leased

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Premises, the Landlord shall inform the Tenant, by way of written notice, of all of the terms and conditions of the Offer.

The Tenant shall then have five (5) business days from its receipt of the above-mentioned notice to inform the Landlord that it elects to exercise its right of first refusal. Should the Tenant elect to exercise its option, then it shall be under the same terms and conditions of the third party Offer. In the event the Tenant responds in writing in the negative or fails to respond in writing within the said period, the Landlord shall then have the right to accept the said third party Offer and enter into an agreement with the third party: in such case, said right of first refusal shall become null and void and of no further future effect.

10.	Broker

The Lessee guarantees to the Lessor that the only broker involved in this transaction was Mr. Dominique Durand of DPA Workplace Solutions. The Lessor shall be responsible to pay the leasing commission pertaining to this present transaction upon the terms and conditions stipulated in a commission agreement to intervene between the Lessor and the broker.

11.	Leasehold Improvements

The Landlord, upon written request from the Tenant and at any time chosen by the Tenant during the Term, shall supply and install, at its sole cost, a new floor covering (Carpet tiles) on the second (2nd) and third (3rd) floors. The carpet tiles shall be of an acceptable commercial grade (minimum 28 oz) and of a color to be picked by the Tenant from the carpet manufacturers standard color samples. Provided there are no visible aesthetics differences, non tiled carpet of the same color, pattern and quality could be used in other areas than the open areas.

12.	Air Conditioning Units

The Landlord shall, at its sole cost, supply and install “Liebert” Air conditioning units similar and in replacement of the existing units.

The parties agree that all other terms, conditions and obligations foreseen in the Lease Agreement, which have not been modified and/or annulled by Addendum No. 1 and Addendum No. 2 will continue to have force of law between them.

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IN FAITH OF WHICH the parties have signed the present addendum, this 10th day of _____January____________ 2008.

Complexe Rue Université S.E.C.
Landlord

_________________________	_/s/ Joseph R. Marcone___

Witness__________________	Joseph R. Marcone
Vice-President, Real Estate Management

_________________________	_/s/ Lucie Cucharme______

Witness__________________	Lucie Ducharme
Executive Vice-President

PC Mall Canada Inc.
Tenant

_________________________	_/s/ Kristin M. Rogers_____

Witness__________________	Kristin M. Roger, President

PC Mall Inc.
Guarantor

_________________________	_/s/ Brandon La Verne_____

Witness__________________	Brandon La Verne, Interim CFO

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